CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Capital Bank Financial Corp.
Phone: (212) 399-4020
Kposner@cbfcorp.com

Kim Graham
Corporate & Community Affairs Manager
CommunityOne Bancorp
Phone: (980) 819-6278
kim.graham@community1.com

CAPITAL BANK AND COMMUNITYONE BANCORP ANNOUNCE DEFINITIVE MERGER AGREEMENT

•	Expands Capital Bank’s franchise in North Carolina by 45 branches and $2.4 billion in assets

•	Estimated single-digit EPS accretion in 2016 excluding merger charges and double-digit in 2017 and thereafter

Charlotte, North Carolina. (November 23, 2015) - Capital Bank Financial Corp. (Nasdaq: CBF) and CommunityOne Bancorp (Nasdaq: COB) today jointly announced the execution of a definitive merger agreement, pursuant to which Capital Bank will acquire CommunityOne. The combination will strengthen Capital Bank’s franchise in North Carolina, particularly in Charlotte, as well as in Greensboro/Winston Salem and the Catawba/Caldwell county area.

Under the terms of the agreement, Capital Bank will acquire CommunityOne by merger, with Capital Bank being the surviving corporation. In the merger, CommunityOne shareholders shall have the right to receive, at the election of each holder and subject to proration, $14.25 per share in cash or 0.43 of a share of Capital Bank Class A common stock, with the total consideration to consist of 85% stock and 15% cash. Based on Capital Bank’s closing price of $33.59 as of Friday, November 20, 2015, the merger consideration is valued at approximately $350 million. Capital Bank intends to appoint Bob Reid and Scott B. Kauffman who are current CommunityOne board members to the Capital Bank board of directors upon the completion of the transaction.

The transaction price is a multiple of 1.3x CommunityOne’s tangible book value as of September 30, 2015. Capital Bank estimates single-digit EPS accretion in 2016 excluding merger charges and double digit accretion in 2017 and thereafter, which implies an estimated earn-back period of approximately 2.3 years.

The transaction has been unanimously approved by the Board of Directors of each company and is subject to Capital Bank and CommunityOne shareholder and regulatory approvals and other customary closing conditions and is expected to close in first quarter 2016.

Capital Bank’s Chairman and CEO, Gene Taylor, commented, “This combination creates a high-powered Carolinas franchise while meeting the financial expectations of our shareholders. CommunityOne brings us skilled employees, a complementary branch network, and high-quality loan and deposit relationships, and the transaction improves Capital Bank’s returns. We applaud the excellent work of CommunityOne’s leadership in turning around one of the Carolina’s oldest franchises, and we welcome CommunityOne employees to the Capital Bank team.”

CommunityOne’s President and CEO Bob Reid added, “We are proud of what we have accomplished at CommunityOne, returning a historic 100 year franchise to profitability and service to its communities and customers. The hard work of our employees over the past four years has put us in position to partner with one of the most exciting growth stories among southeast regional banks. By joining up with Capital Bank, we’ll be able to do even more for our customers and communities.”

Capital Bank CFO, Chris Marshall commented “CommunityOne represents a great opportunity to expand into another highly attractive Southeast market with enormous growth potential. The acquisition is priced right, and demonstrates our disciplined approach toward capital deployment and consistently improving shareholder returns.”

Evercore served as financial advisor to Capital Bank in this transaction and Wachtell, Lipton, Rosen & Katz served as legal counsel. Sandler O’Neill + Partners LP and UBS Securities, LLC served as financial advisor to CommunityOne, and Arnold & Porter LLP served as legal counsel.

Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. The number to call for this interactive teleconference is (719) 325-2454, and the confirmation pass code is 7499380. Please dial in 10 minutes prior to the beginning of the call. A telephonic replay of the conference call will be available through December 2, 2015, by dialing (719) 457-0820 and entering pass code 7499380. The live broadcast of the conference call together with an investor presentation will be available online at the Company's web site at www.capitalbank-us.com, by following the link to Investor Relations. An on-line replay of the call will be available at the same site for 90 days.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corp., a State of North Carolina chartered financial institution with $7.3 billion in total assets as of September 30, 2015, and 153 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Corp., please visit www.capitalbank‑us.com.

About CommunityOne Bancorp

CommunityOne Bancorp is the Charlotte, North Carolina-based bank holding company for CommunityOne Bank, N.A. Founded in 1907 as First National Bank of Asheboro, CommunityOne has grown into a $2.4 billion community bank, operating 45 full service banking branches throughout central, southern and western North Carolina, and loan production offices in Raleigh and Winston-Salem, North Carolina and Charleston, South Carolina. To learn more about CommunityOne Bancorp, please visit www.community1.com

Forward-Looking Statements

The information presented above may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, the expected completion date, financial benefits and other effects of the proposed merger of Capital Bank or CommunityOne.  Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target” and words of similar import.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control.  It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Capital Bank’s or CommunityOne’s respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which Capital Bank or CommunityOne operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect Capital Bank’s or CommunityOne’s future results are identified in their Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the Securities and Exchange Commission (“SEC”).  Forward-looking statements are made only as of the date of this presentation, and neither Capital Bank nor COB undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Capital Bank or CommunityOne. Capital Bank intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Capital Bank and CommunityOne and a prospectus of Capital Bank, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the CommunityOne’s stockholders seeking any required stockholder approvals. Before making any voting or investment decision, investors and security holders of Capital Bank and CommunityOne are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Capital Bank and CommunityOne with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Capital Bank may be obtained free of charge at Capital Bank’s website at http://investor.capitalbank-us.com/ and the documents filed by CommunityOne may be obtained free of charge at COB’s website at http://ir.community1.com/. Alternatively, these documents, when available, can be obtained free of charge from Capital Bank upon written request to Capital Bank Financial Corp., Attention: Secretary, 121 Alhambra Plaza, Suite 1601, Coral

Gables, Florida 33134 or from CommunityOne upon written request to CommunityOne Bancorp, Attention: Secretary, 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28203.

Capital Bank, CommunityOne, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from Capital Bank’s and CommunityOne’s stockholders in favor of the approval of the merger. Information about the directors and executive officers of Capital Bank and their ownership of Capital Bank common stock is set forth in the proxy statement for Capital Bank’s 2015 annual meeting of stockholders, as previously filed with the SEC on April 30, 2015. Information about the directors and executive officers of CommunityOne and their ownership of CommunityOne common stock is set forth in the proxy statement for CommunityOne’s 2015 annual meeting of stockholders, as previously filed with the SEC on April 7, 2015. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

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